Exhibit 99.1

Company Contact:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Kyra Whitten
Sr. Director, Corporate Communications
(408) 875-7819
kyra.whitten@kla-tencor.com

FOR IMMEDIATE RELEASE

NASDAQ CONFIRMS COMPLIANCE WITH LISTING REQUIREMENTS

SAN JOSE, Calif., January 31, 2007 — KLA-Tencor Corporation (NASDAQ: KLAC) today announced that the Nasdaq Listing Qualifications Panel notified KLA-Tencor that it has regained compliance with the Nasdaq requirement relating to the filing of periodic reports with the SEC and has evidenced compliance with all other Nasdaq Marketplace Rules. On January 29, 2007, KLA-Tencor Corporation (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2006 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006. Accordingly, the Panel determined to continue the listing of the Company’s Common Stock on the Nasdaq Global Select Market, and the review of the Company’s listing status has been closed.

About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com

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